Exhibit 10.106

FIRST AMENDMENT TO THE
RESTRICTED STOCK UNIT AGREEMENT FOR OUTSIDE DIRECTORS UNDER THE ASSURED GUARANTY LTD. 2004 LONG-TERM INCENTIVE PLAN

WHEREAS, the Board of Directors of Assured Guaranty Ltd. (the “Company”) authorized the General Counsel of the Company (and certain other officers of the Company) to adopt the First Amendment to the Restricted Stock Unit Agreement for Outside Directors under the Assured Guaranty Ltd. 2004 Long-Term Incentive Plan (the “First Amendment”).

NOW, THEREFORE, the undersigned, James M. Michener, the General Counsel of the Company, hereby adopts the First Amendment in the form attached hereto, to be effective December 31, 2011.

/s/ James M. Michener
___________________________________
James M. Michener
General Counsel of Assured Guaranty Ltd.

Date: December 21, 2011

FIRST AMENDMENT TO THE
RESTRICTED STOCK UNIT AGREEMENT FOR OUTSIDE DIRECTORS UNDER THE ASSURED GUARANTY LTD. 2004 LONG-TERM INCENTIVE PLAN

WHEREAS, Assured Guaranty Ltd. (the “Company”) maintains the Assured Guaranty Ltd. 2004 Long-Term Incentive Plan (the “Plan”);
WHEREAS, the Company granted restricted stock units prior to 2009 (“Pre-2009 RSUs”) to outside directors of the Board of Directors of the Company (the “Board”), as evidenced by the Restricted Stock Unit Agreements governing Pre-2009 RSUs (the “Pre-2009 Agreements”);
WHEREAS, the restricted period ended prior to January 1, 2009 for all of those Pre-2009 RSUs granted prior to 2008 and therefore all the Pre-2009 RSUS granted prior to 2008 are attributable to services performed prior to January 1, 2009;
WHEREAS, in May of 2009, the Board modified the terms of those Pre-2009 RSUs granted to outside directors in 2008 to provide that the restricted period for such awards ended not later than December 31, 2008 and therefore all the Pre-2009 RSUs granted in 2008 are attributable to services performed prior to January 1, 2009;
WHEREAS, Pre-2009 RSUs granted to outside directors constitute amounts that would otherwise be subject to Section 457A of the Internal Revenue Code of 1986 (the “Code”) except for the fact that the amounts are attributable to services performed prior to January 1, 2009 (“Grandfathered Amount”);
WHEREAS, Section 457A of the Code requires vested Grandfathered Amounts to be included in income (to the extent not includible in income prior to 2018) in the last taxable year beginning before January 1, 2018;
WHEREAS, guidance issued by the Internal Revenue Service (“IRS”) permits an amendment to a plan to change the time and form of payment of a Grandfathered Amount to conform the date of distribution to the date the amount may be required to be included in income under Section 457A of the Code without triggering adverse tax consequences (the “Transition Rule”) provided that such amendment is in writing and effective on or before December 31, 2011; and
WHEREAS, the Company desires to amend the Pre-2009 Agreements to provide for distributions of all Grandfathered Amounts as provided in the Transition Rule;
NOW, THEREFORE, each of the Pre-2009 Agreements are hereby amended, effective December 31, 2011, by adding the following as a new sentence at the end of Section 2 of the Pre-2009 Agreements:
“Notwithstanding anything in the Plan or this Agreement to the contrary, all Restricted Stock Units shall be distributed to the Director (to the extent not previously distributed) on January 1, 2017 (or, if the Director has a tax year other than the calendar year, the first day of the last taxable year beginning prior to January 1, 2018).”

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